UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2007

NARROWSTEP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-108632	33-1010941
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

116 VILLAGE BOULEVARD, PRINCETON, NEW JERSEY 08540
(Address of principal executive offices)                            (Zip Code)

Registrant’s telephone number, including area code:   (609) 951-2221

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, Narrowstep Inc. (the “Company”) received the resignations of Iolo Jones and Dennis Edmonds as members of the Company’s Board of Directors (the “Board”).  At the time of his resignation, Mr. Edmonds also served on the Audit Committee and the Compensation and Corporate Governance Committee of the Board.

In his letter of resignation, Mr. Edmonds, who is a resident of the United Kingdom, stated that he felt that, over the course of the last year, his ability to contribute to the Board of Directors had been lessened because, in his view, (i) Board meeting dates were frequently changed at the last minute, (ii) despite numerous requests, no information was provided to directors in advance, and (iii) no critical reviews or strategic discussions could take place because the directors had not been provided with information on which such discussions could take place  Mr. Edmonds also noted that since the departure of the Company’s previous chief executive officer, the Company’s stock price has dropped significantly, which he indicated may be due to “serious inadequacies” on the part of management.

The Company strongly disagrees with the statements made by Mr. Edmonds in his letter and believes its Board practices comply with applicable law and customary corporate governance practices.

In accordance with the requirements of Form 8-K, the Company intends to provide Mr. Edmonds with a copy of the disclosures it is making in this report no later than the day the Company files this report with the Securities and Exchange Commission to provide Mr. Edmonds with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this report with respect to the circumstances of his resignation and, if not, stating the respects in which he does not agree.  The Company will file any such letter received from Mr. Edmonds as an exhibit by an amendment to this current report within two business days after receipt by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits have been filed with this Current Report on Form 8-K:

99.1                  Correspondence from Dennis Edmonds to the Board of Directors of Narrowstep Inc., dated December 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARROWSTEP INC.

By:	/s/ David C. McCourt
	Name:	David C. McCourt
	Title:	Chairman, Interim Chief Executive Officer
and Interim Chief Operating Officer

Dated:  December 21, 2007